Exhibit 10.7

Amendment to License Agreement

This amendment is to the original LICENSE AGREEMENT (“Agreement”) dated as of January 11, 2012 (the “Effective Date”) and entered into between PositiveID Corporation, a Delaware corporation (“PSID”), and VeriTeQ Acquisition Corporation, a Florida corporation (“VeriTeQ”).

The parties intend to make an amendment to the Agreement to convert the license from a non-exclusive license to an exclusive license, subject to VeriTeQ meeting certain minimum royalty requirements in the future.

The amendments to the Agreement are as follows:

1.
Paragraph D shall be amended to strike the word “non-exclusive” and replace with the word “exclusive, subject to the minimum royalty requirements in Section 3.4.” All other wording in this paragraph remains unchanged.

2.
Section 2.1(a) shall be amended to strike the word “non-exclusive” and replace with the word “exclusive, subject to the minimum royalty requirements in Section 3.4.” All other wording in this section remains unchanged.

3.	Section 3.4 shall be added to the Agreement and it shall read: “the exclusivity under this license is subject to VeriTeQ meeting certain minimum annual royalty requirements as follows:

Year	Min Royalty
2013	$400,000
2014	$800,000
2015 and thereafter	$1,600,000

4.
Section 12.14 shall be added to the Agreement and it shall read:  “In the event PositiveID has a petition in bankruptcy filed for or against it, the “Patent Rights” and “PositiveID technology” referenced herein shall transfer to Licensee.  Licensee will own the patent rights and PositiveID technology referenced in the Agreement with full title and free and clear of any and all claims, liabilities, obligations or setoffs.”

All other terms of the Agreement not specifically amended herein shall remain as originally written.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written in the original LICENSE AGREEMENT of January 11, 2012.

POSITIVEID CORPORATION

By:	/s/William Caragol
Name:	William Caragol
Title:	Chief Executive Officer
Date:	June 26, 2012

VERITEQ ACQUISITION CORPORATION

By:	/s/Scott R. Silverman
Name:	Scott R. Silverman
Title:	Chief Executive Officer
Date:	June 26, 2012